Lexaria Launches New Corporate Website

Kelowna, BC / April 30, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) announces the launch of a brand new corporate website at www.lexariaenergy.com.

Lexaria invites everyone to visit our website and learn about our exciting new developments, education, products, and to subscribe for our news and event notifications. “As a food sciences company, we are excited about our new direction and pleased to help people find the information they need to learn more about cannabidiol and the legal hemp industry,” said CEO Mr. Chris Bunka.

The Company has gathered together dozens of important research studies and regulatory information, all with relevance to the industries in which we operate. We have tried to make the new lexariaenergy.com website a convenient one-stop location for everyone interested in these sectors.

So sit back, brew yourself a pot of CBD-infused ViPovaTM tea, and spend some time at our new Lexaria “home”. We hope you find it as comforting to you in your day as it is in ours.

About Lexaria
Lexaria is a food sciences company focused on the delivery of cannabinoid compounds procured from legal, agricultural hemp, through gourmet foods based upon its proprietary infusion technologies. www.lexarienergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.